POWER OF ATTORNEY

The undersigned officer of:

Eaton Vance Advisers Senior Floating-Rate Fund
Eaton Vance Institutional Senior Floating-Rate Fund
Eaton Vance Credit Opportunities Fund
Eaton Vance Prime Rate Reserves
EV Classic Senior Floating-Rate Fund

each a Massachusetts business trust (the "Trusts"), (does hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr., Maureen A. Gemma and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney for me, to sign in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts, in respect of shares of beneficial interest and other documents and papers relating thereto:

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

           SIGNATURE                        Title                  DATE
                                            -----

/s/ Scott H. Page
------------------------------            President            April 23, 2007
Scott H. Page